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                           BY-LAWS

                              OF

                      LACLEDE GAS COMPANY


                           ARTICLE I

                            OFFICES

     PRINCIPAL OFFICE. The principal office in the State of Missouri shall be at 720 Olive Street in the City of St. Louis.

                          ARTICLE II

                             SEAL

     The seal of the Company shall be circular in form and shall have inscribed thereon the name of the Company and the words "Seal, St. Louis, Missouri." It may be either an impression upon wax or paper or printed from a steel engraved plate.


                          ARTICLE III

                     STOCKHOLDERS' MEETING

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the hour of 10 o'clock A.M. on the fourth Thursday of January in each year beginning with the year 1950, unless such day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by or at the request of the President or Board of Directors, and the Secretary shall call any such special meeting whenever requested in writing so to do by the holders of record of not less than one-third of the shares of the capital stock of the Company then outstanding and entitled to vote thereat.

     SECTION 3. NOTICES OF MEETINGS. Notice of any annual or special meeting of the stockholders shall be given by mailing to each stockholder of record entitled to vote at such meeting a written or printed notice of such meeting, stating the place, day and hour of the meeting, and, in case of a special meeting the purpose or purposes for which the meeting is called, in a postage prepaid envelope addressed to


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each such stockholder at his address as it appears on the records of the Company. Such notice shall be mailed not less than ten nor more than fifty days before the date of the meeting.

     SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the Company may be held at such place, either within or without the State of Missouri, as may be fixed from time to time by resolution of the Board of Directors and designated in the notice of meeting.

     SECTION 5. QUORUM: ADJOURNMENTS. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by the Charter or these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, a majority of the stockholders present in person or by proxy, shall have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, and no notice need be given of such adjournment to stockholders not present at the meeting. At any adjourned meeting at which a quorum of stockholders is present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. VOTING: PROXIES. At each meeting of the stockholders each stockholder entitled to vote thereat may vote in person or by proxy, subscribed by such stockholder or by his duly authorized attorney. Such proxy shall be in writing, but need not be sealed, witnessed, or acknowledged, and shall be filed with the Secretary at or before the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. In all elections for directors, each stockholder who is entitled to vote shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him in the Company, multiplied by the number of directors to be elected at such election, and each such stockholder may cast his whole number of votes either in person or by proxy, for one candidate, or distribute them among two or more candidates. In voting on any proposition other than the election of directors, each stockholder shall have one vote for each share of stock which he is entitled to vote on such proposition.

     SECTION 7.  ORGANIZATION.  Every meeting of the
stockholders for whatever object shall be convened by the President, Secretary or other officer or person calling the meeting, and in the absence of such officer or person the

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meeting may be convened by any officer of the Company, and in the absence of an officer of the Company, the meeting may be convened by the person duly elected Chairman of such meeting. The officer or person convening the meeting shall act as Chairman thereof. The Secretary of the Company shall act as Secretary of all meetings of stockholders and in his absence the Chairman of the meeting may designate an Assistant Secretary of Company or another person to act as Secretary of the meeting.


                          ARTICLE IV

                           DIRECTORS

     SECTION 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The property, business and affairs of the Company shall be managed and controlled by its Board of Directors which shall, effective at the close of business on January 26, 1995, consist of nine (9) members. Directors shall serve for three-year staggered terms, with one-third of the total number of Directors to be elected at each annual meeting of stockholders. All Directors shall serve for their respective terms and until their respective successors shall be duly elected and qualified.

     SECTION 2. POWERS AND DUTIES. In addition to the powers and duties of these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by the Charter or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 3. COMPENSATION. Directors who are not officers or employees of the Company may receive for their service as directors such annual compensation as may be determined by resolution of the Board of Directors. In addition, all directors as such shall receive their expenses, if any, of attending meetings of the Board of Directors and may receive a fixed sum for attendance as may be determined by resolution of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     Members of special or standing committees of the Board of Directors shall receive their expenses, if any, of attending committee meetings and may receive a fixed sum for attendance of committee meetings as may be determined by resolution of the Board of Directors.

     SECTION 4.  QUALIFICATIONS.  Directors need not be
stockholders of the Company. At least one director shall be a bona fide citizen and resident of the State of Missouri.

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No person shall be eligible for election as a director to any term commencing after April 24, 1980, if at the time of such election such person has reached the age of 71 years.


                           ARTICLE V

              MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. REGULAR MEETINGS: NOTICE. A regular meeting of the Board of Directors shall be held annually within two (2) weeks after the annual meeting of the stockholders, at which meeting officers of the Company shall be elected. The stockholders at their annual meeting may fix the time and place of such annual meeting of the Board of Directors, but if the stockholders do not take such action, said meeting shall be held at a time and place agreed upon in writing by all of the newly elected directors or may be called by the President provided notice of the time and place of such meeting shall be given in accordance with Section 3 of this
Article V.

     A regular meeting of the Board of Directors shall be held within two (2) weeks after any special meeting of the stockholders to act upon the subject-matter decided by the election, or the vote at said stockholders' meeting upon notice of the time, place and purpose of such meeting given in accordance with Section 3 of this
Article V.

     Other regular meetings of the Board of Directors shall be held without notice on the fourth Thursday in each month, or at such other times as may be determined by the Board of Directors.

     SECTION 2. SPECIAL MEETINGS: REQUEST. Special Meetings of the Board of Directors may be called upon request of the President or three (3) members of the Board of Directors, provided notice of the time, place and purpose of such meeting shall be given in accordance with Section 3 of this Article V.

     SECTION 3. NOTICES. Notice of every annual or special meeting of the Board of Directors shall be given at least five (5) days previous thereto (unless in case of emergency the President or three (3) members of the Board shall prescribe a shorter time) either personally or by written notice mailed to each director at his last known business address or by telephone or telegraph. Every such notice shall state the time, place and purpose of such meeting.

     SECTION 4. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Company in St. Louis, Missouri, or at such other place or

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places, as may, from time to time, be determined by the Board of Directors.

     SECTION 5. QUORUM: VOTING: ADJOURNMENTS. At all meetings of the Board of Directors, a majority of the duly elected Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum present, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Charter or by these By-Laws. In the absence of a quorum, a majority of the directors present shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall attend, when any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. ACTION BY WRITTEN CONSENT. If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     SECTION 7. OFFICERS OF THE BOARD. The Board of Directors may elect from their number a presiding officer to be known as Chairman of the Board. The Secretary of the Company, or in his absence an Assistant Secretary, or any person designated from time to time by the Board shall act as its Secretary.


                          ARTICLE VI

                      EXECUTIVE COMMITTEE

     The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more from their number, in addition to the President who shall be a member, to constitute an Executive Committee, may appoint a Chairman of the Executive Committee, and may fix the quorum thereof. The Executive Committee, to the extent provided in said resolution, shall have and exercise all of the authority of the Board of Directors during the intervals between the meetings of the Board, including power to cause the seal of the Company to be affixed to all papers that may require it.

     The Executive Committee shall keep a record of its proceedings, which shall be reported to the Board of Directors at the next regular meeting of the Board.

     The President may designate from time to time a member of the Board of Directors to act as a member of the Executive

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Committee at any meeting or meetings thereof in the place of any member of the Executive Committee absent therefrom.


                         ARTICLE VII

                            OFFICER

     SECTION 1. NUMBER. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers, who shall be appointed by the Board of Directors. The officers of the Company, except the President, need not be directors. Any individual may hold more than one office, except that the offices of President and Vice President may not be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall have such authority, perform such duties and hold office as from time to time may be determined by the Board of Directors.

     SECTION 3. SALARIES. The salaries of all officers of the Company shall be fixed by the Board of Directors.

     SECTION 4. TERM: REMOVAL. The officers of the Company shall hold office for one (1) year and until their successors are elected and qualify. Any officer or officers elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer of the Company shall be that person designated by the Board of Directors from among the Chairman of the Board, the Chairman of the Executive Committee, the President, and the Vice-Presidents of the Company. In the absence of such designation, the President shall be the chief executive officer.


                         ARTICLE VIII

                      DUTIES OF OFFICERS

     SECTION 1. PRESIDENT. The President shall be an ex-officio member of all standing committees unless otherwise specified in the resolution creating such committee. He shall in general supervise and control the business and affairs of the Company, shall have under his direction and control all subordinate officers and employees of the Company, and, subject to contrary designation by the Board of Directors pursuant to Section 5 of Article VII, shall be the

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chief executive officer of the Company.  In the absence of the
Chairman at meetings of either the Board of Directors or of the Executive Committee, the President shall preside. He shall have power to suspend any subordinate officer appointed by the Board of Directors until such Board can be convened. He may appoint and discharge agents or employees and shall perform such other duties as may be prescribed from time to time by the Board of Directors, or as may be incident to his office. The President shall be a member of the Board of Directors.

     SECTION 2. VICE-PRESIDENTS. In the absence or disability of the President, a Vice President, to be designated by the Board of Directors, shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform and exercise such other duties and powers as the Board of Directors may from time to time prescribe.

     SECTION 3. TREASURER. The Treasurer shall have charge of the funds and receipts of the Company and shall disburse the same as the Board of Directors may direct. He shall see to the collection of all accounts, bills receivable, and other demands owing to the Company. He shall be the custodian of all securities, notes and evidences of indebtedness belonging to the Company. He shall keep full and correct books of account, showing all receipts and disbursements of the Company. He shall, when necessary or proper, endorse on behalf of the Company for collection checks, notes and other obligations, and deposit the same and all moneys of the Company in depositories to be designated by the Board of Directors. He shall render to the Board of Directors, as and when requested, an account of all his transactions as Treasurer and of the financial condition of the Company. He shall perform such other duties as are incident to his office, or as the Board of Directors may from time to time prescribe.

     The Treasurer shall, if required by the Board of Directors, give bond for the faithful discharge of his duties, in such amount, with such surety or sureties as shall be satisfactory to the Board of Directors.

     SECTION 4. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and keep the minutes of the same. He shall attend to the giving and serving of all notices of meetings of stockholders and Board of Directors and shall have the custody and affixing of the corporate seal when the affixing of such seal may be required for corporate purposes. He shall superintend the keeping and have charge of the books, records, and papers of the Company. Except when a Transfer Agent and Registrar for the stock of the Company is employed, he shall keep a register of the address of each shareholder, and make all proper changes in such

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register, retaining and filing his authority for all such entries.
He shall perform such other duties as may be prescribed by the Board of Directors from time to time, or as may be incident to his office.

     SECTION 5.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.
The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as the President or the Board of Directors shall, from time to time, assign to them.


                          ARTICLE IX

                           VACANCIES

     In case of any vacancy or vacancies in the Board of Directors, the Board of Directors by a vote of a majority of the remaining directors may fill the vacancy or vacancies for the unexpired term.

     If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, the directors in office may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.


                          ARTICLE X

                     CERTIFICATES OF STOCK

     The certificates of stock of the Company shall be consecutively numbered in the order of their issue, and the names of the owners, the number and class of shares and the date of issue shall be entered in the books of the Company. The certificates shall be in such form, consistent with the Charter, as the Board of Directors shall approve, and shall be signed either manually by the President or a Vice President and also by the Secretary or an Assistant Secretary or with facsimile signatures of the foregoing officers, and shall be sealed with the corporate seal, or have a facsimile thereof printed thereon, and they may also be registered and counter-signed by a Registrar and a Transfer Agent to be appointed by the Board of Directors if the Board of Directors shall by resolution so prescribe.


                          ARTICLE XI

                      TRANSFERS OF STOCK

     SECTION 1. BY WHOM TRANSFERS MADE. Transfers of Stock may be made on the books of the Company only by the holder

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thereof or duly authorized attorney, and upon surrender of the certificate representing the same, properly endorsed.

     SECTION 2. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifty days preceding the day appointed for any meeting, annual or special, of the stockholders, or the payment of a dividend or the allotment of rights, or in its discretion the Board of Directors may fix a date not exceeding fifty days preceding any such appointed day as a record date for the determination of stockholders entitled to notice of, and to vote at, such meeting or to receive such dividend or rights, as the case may be.

     SECTION 3. HOLDERS OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more Transfer Agents and Registrars for its stock, and may require all stock certificates to bear the signature either of a Transfer Agent or of a Registrar, or both.


                         ARTICLE XII

                LOST OR DESTROYED CERTIFICATES

     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the Company, its Transfer Agents and Registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, the Transfer Agents and the Registrars of the Company, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.


                         ARTICLE XIII

                           DIVIDENDS

     Subject to the provisions of the Charter, the Board of Directors shall have absolute discretion in the declaration of dividends and in fixing and changing the date for the declaration and payment of dividends. Before payment of any

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dividend or making any distribution of profits, the Board of
Directors may set aside, out of the surplus or net profits of the Company, such sum or sums as the Board of Directors may from time to time in its absolute discretion deem proper as a reserve fund for depreciation or working capital, or for any other purpose which the Board of Directors shall deem conducive to the interests of the Company.


                         ARTICLE XIV

                       BOOKS AND RECORDS

     INSPECTION. The books of accounts and records of the Company shall be open to inspection by any member of the Board of Directors or Executive Committee or any officer of the Company. When entitled to do so under applicable law, stockholders may inspect the books of the Company at the office of the Company during the usual business hours of the Company and in the presence of a representative of the Company, and under such other reasonable regulations as the officers of the Company may prescribe in the particular instance.


                          ARTICLE XV

                    CONTRACTS, CHECKS, ETC.

     SECTION 1. CONTRACTS, ETC. All contracts, deeds, mortgages, leases or instruments that require the seal of the Company to be affixed thereto shall be signed by the President or a Vice President, and by the Secretary, or an Assistant Secretary, or by such other officer or officers, or person or persons, as the Board of Directors or Executive Committee may by resolution prescribe.

     SECTION 2. CHECKS, DRAFTS, ETC. All Promissory notes, checks, drafts and other negotiable instruments which shall be issued by the Company shall be signed by the President or Treasurer and may also be signed and countersigned by such person or persons as the Board of Directors or the Executive Committee may by resolution from time to time prescribe.


                         ARTICLE XVI

                          FISCAL YEAR

     The fiscal year of the Company shall begin with the end of the last preceding fiscal year, and end on the next succeeding
September 30. The first such fiscal year begins January 1, 1949, and ends on September 30, 1949.

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                          ARTICLE XVII

                       NOTICES:  WAIVER

     Whenever under the provisions of these By-Laws notice is required to be given to any stockholder, director or officer, it may be given by depositing the same in the post office or a post office letter box, in a postpaid sealed wrapper, addressed to such stockholder, director or officer at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time of such mailing.

     Any stockholder, director or officer may waive in writing any notice required to be given under these By-Laws either before, at or after any meeting and such waiver shall be equally as effective as the due service of notice. Notice of any special meeting of stockholders or Board of Directors need not be given to any stockholder or director, respectively, who may be present thereat, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                        ARTICLE XVIII

                          AMENDMENTS

     SECTION 1. POWER OF THE BOARD OF DIRECTORS TO AMEND, ETC. As provided by the Articles of this Corporation, the power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors. Such power may be exercised by the vote of a majority of all the directors at any annual or regular meeting or at a duly called special meeting.

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